DECLARATION OF TRUST AND ESCROW AGREEMENT

THIS DECLARATION OF TRUST AND ESCROW AGREEMENT ("Agreement") is made and entered into as of January __, 2002, by and among PlayandWin, Inc., a Nevada Corporation ("PWIN"); Playandwin Canada Inc., an Ontario Corporation and a wholly-owned subsidiary of PWIN ("PWIN Canada"); and Chapman & Flanagan, Ltd., a Nevada professional corporation (the
"Escrow Agent"). PWIN and PWIN Canada may herein be referred to, collectively, as the "Parties", or any of them may be referred to herein individually as a "Party".

                               RECITALS

A. In March 2000, PWIN Canada acquired all of the issued and outstanding shares of Lynx Gaming Corp. ("Lynx") and P.E.S.T. Creative Gaming Corp. ("PEST") from the persons identified in Schedule "A" hereto (hereinafter collectively referred to as the "Owners") in exchange for 100% of the Class B Special Shares of PWIN Canada (the "Exchangeable Shares").

B. The Exchangeable Shares are non-voting preferred shares exchangeable into common shares of PWIN ("PWIN Shares"). PWIN Canada may exchange the Exchangeable Shares at any time and must do so (i) in the event of a take-over bid for all of the issued and outstanding securities of PWIN, or (ii) on the fifth anniversary of the closing of the acquisition of Lynx or PEST. The Owners may not exchange their Exchangeable Shares for one year after the closing of the acquisition of Lynx or PEST, and thereafter may exchange one-third of their Class B Special Shares after the first anniversary of that closing, an additional one-third after the second anniversary, and all of them after the third anniversary. In addition, the Exchangeable Shares may not be converted without the approval of the Ontario Securities Commission (the "OSC").

C. PWIN proposes to enter into a transaction which will result in a spin-off of PWIN Canada, the disposition of the assets acquired on the acquisition of Lynx and PEST, a change of control and a change of management for PWIN.

D. PWIN Proposes to issue the PWIN Shares to the Escrow Agent in trust for the Owners pending the conversion of their Exchangeable Shares.

E. PWIN and the Escrow Agent have executed this Agreement to evidence that each such entity understands, approves, accepts and agrees to the terms and conditions specified in this Agreement.

F. Insofar as the release of the PWIN Shares is regulated by the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and other applicable federal, state, and provincial securities laws, the Parties represent and warrant that each of them will comply with the requirements of the Securities Act, the Exchange Act, and any other applicable federal, state, or provincial securities laws.

G. The Parties acknowledge that they have been informed that the Escrow Agent has acted as counsel for PWIN. Each of the Parties nevertheless desires the Escrow Agent to provide the services to the Parties specified herein and, therefore, expressly waives any conflicts of interest and consents and gives approval to the employment of the Escrow Agent pursuant to the terms, and subject to the conditions, of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

1. Duties of the Escrow Agent. The Escrow Agent shall hold the PWIN Shares in trust for the Owners in amounts set out in Schedule "A" hereto on the terms set out in this Agreement. The PWIN Shares specified for each Owner shall be held by the Escrow Agent until:

  (i) PWIN or PWIN's counsel notifies the Escrow Agent, in writing, that no applicable federal, state, and provincial securities laws will be violated by the release of the PWIN Shares to the Owners;

  (ii) the Owner requests in writing from the Escrow Agent the release of PWIN Shares on the conversion of the Owner's Exchangeable Shares; and

  (iii) the Owner tenders to the Escrow Agent certificates representing the Exchangeable Shares to be converted.

  Any PWIN Shares remaining in trust on September 24, 2004, shall be distributed to the Owners entitled to the same. Furthermore, until the date indicated opposite each Owner's name in Schedule "A" (the "Full Release Date") the maximum number of PWIN Shares that the Escrow Agent may release to any one Owner shall be two-thirds (2/3) of the PWIN Shares to which that Owner is entitled according to Schedule "A" (rounding down in the case of fractions). After the Full Release Date, the maximum number of PWIN Shares that the Escrow Agent may release to each Owner shall be the full number of PWIN Shares to which such Owner is entitled according to Schedule "A" (subject to any prior releases). The Escrow Agent does not have any duty to give the instruments, documents or funds delivered hereunder any greater degree of care than it, as the Escrow Agent, would ordinarily give similar property held in trust for the benefit of others. The Escrow Agent will not act as a mediator or advisor with respect to the release of the PWIN Shares, nor will the Escrow Agent arbitrate any disputes that may occur regarding such release. The duties of the Escrow Agent shall be limited to those expressly specified in this Agreement, and no duties or obligations shall be implied or presumed against the Escrow Agent.

2. Cancellation of Exchangeable Shares. Upon delivering PWIN Shares to Owners on the conversion of their Exchangeable Shares, the Escrow Agent shall forthwith surrender all Exchangeable Shares received for conversion to PWIN Canada for cancellation.

3. Authority Relative to This Agreement. The Escrow Agent is hereby granted, authorized, empowered and instructed to act for and on behalf of the Parties, to take any and all action necessary or appropriate to carry out the intents and purposes of this Agreement, including, but not necessarily limited to, the release of the PWIN Shares. The Escrow Agent is expressly authorized, empowered and directed to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, and the Parties agree to pay such counsel reasonable compensation therefor. The Escrow Agent is expressly authorized, empowered and instructed to comply with and obey orders, judgments and decrees of any court, and the Escrow Agent shall not be liable to any of the Parties or to any other person, firm or corporation by reason of the Escrow Agent's compliance with any such order, judgment or decree subsequently reversed, amended, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

4. Cooperation. Each Party shall cooperate with the Escrow Agent in consummating the transaction contemplated by the provisions of this Agreement and in delivering all documents, instruments and funds necessary or appropriate to consummate that transaction.

5. Reliance. The Escrow Agent is entitled to rely conclusively on any joint written instructions of PWIN and any of the Owners concerning the release of that Owner's portion of the PWIN Shares. The Escrow Agent is expressly authorized to disregard any instructions or communications given to the Escrow Agent by any Party or Parties which are not in accordance with paragraph 1. The Escrow Agent may: (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine; (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument; and (iii) assume that any person purporting to give any writing, notice, advice or instruction on behalf of a Party in connection with the provisions of this Agreement has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any written instructions delivered to it, nor as to the identity, authority, or rights of any person executing the same.

6. Interpleader. If the Parties and/or the Escrow Agent shall disagree about the interpretation of this Agreement, or about the respective rights and obligations created by this Agreement, or the propriety of any action contemplated to be taken by the Escrow Agent, the Escrow Agent may, but shall not be required to, file an action in interpleader; or the Parties may require the Escrow Agent to file an action in interpleader, to resolve such disagreement. The Escrow Agent shall be indemnified jointly and severally by the Parties for all costs and attorney fees incurred by the Escrow Agent in connection with any such interpleader action and shall be fully protected from any claims of nonperformance or other claims in law or in tort until a final judgment in such interpleader action is received.

7. Voting Rights. Except for those PWIN Shares whose release has been requested by an Owner and for whose release the conditions specified in paragraph 1 above have been met, none of the shares subject to this Agreement shall have voting rights.

8. Ontario Securities Law. The Parties represent and warrant to the Escrow Agent that the issuance of PWIN Shares to the Escrow Agent in trust for the Owners, and the Escrow Agent's dealings with the PWIN Shares pursuant to this Agreement do not and will not contravene any provisions of the securities legislation of the Province of Ontario, or the rules, regulations and policies promulgated thereunder, so long as the terms of this Agreement are complied with. Each of the Parties, for and on behalf of themselves and their successors, predecessors, assignees, partners, attorneys, accountants, representatives, agents, officers, directors, employees, shareholders, affiliates, associates, parent and subsidiary corporations (and the officers, directors, employees, consultants, shareholders and affiliates of each such parent and subsidiary corporations), hereby irrevocably and forever release, acquit and discharge the Escrow Agent from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees), rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, resulting from any actual or alleged violations of any provisions of the securities legislation of the Province of Ontario or the rules, regulations and policies promulgated thereunder, by the Escrow Agent in the course of performing its obligations under this Agreement.

9.   Release of Claims and Indemnification.

     9.1 Each of the Parties, for and on behalf of themselves and their successors, predecessors, assignees, partners, attorneys, accountants, representatives, agents, officers, directors, employees, shareholders, affiliates, associates, parent and subsidiary corporations (and the officers, directors, employees, consultants, shareholders and affiliates of each such parent and subsidiary corporations), hereby irrevocably and forever release, acquit and discharge the Escrow Agent from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees), rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights resulting from alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state, provincial or other governmental statute, regulation, law or ordinance from the beginning of time to the release of the Shares.

     9.2 It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is nonetheless specifically agreed that the releases of the Escrow Agent pursuant to this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any Party as to any and all claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries, costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made.

     9.3 The Parties agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs, or expenses in any way arising from or relating to the duties or performance of the Escrow Agent pursuant to this Agreement.

10. Fees. PWIN Canada shall pay the reasonable fees and expenses of the Escrow Agent incurred in the performance of the Escrow Agent's obligations hereunder.

11. Agents. The Escrow Agent may execute any of its rights and powers specified in this Agreement, or perform any of its responsibilities required to be performed pursuant to this Agreement, either directly or by or through its agents, employees or representatives.

12. Resignation. The Escrow Agent may resign at any time upon giving fifteen (15) calendar days written notice to the Parties. Within that fifteen (15) calendar day period, the Parties shall have the sole right to appoint by written consent or agreement between them a successor the Escrow Agent by written notice to the Escrow Agent. Thereupon, any and all documents and instruments delivered to the Escrow Agent pursuant to this Agreement shall be transferred from the Escrow Agent to the successor escrow agent, subject to the lien rights of the Escrow Agent pursuant to Paragraph 7 of this Agreement. If a successor the Escrow Agent is not appointed by Purchasers and Sellers within ten (10) days after notice of the resignation of the Escrow Agent, the Escrow Agent may petition a court of competent jurisdiction to name a successor the Escrow Agent hereunder.

13. Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their successors, permitted assignees, and legal and personal representatives.

14. Execution in Counterparts. This Agreement may be executed in counterparts, in which case each executed counterpart will be deemed to be an original and all executed counterparts will constitute the same agreement.

15. Facsimile Signatures. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were originally executed signatures.

16. Entire Agreement. This Agreement specifies the final, complete and exclusive expression of the understanding among the Parties and the Escrow Agent concerning the escrow for the transactions contemplated hereunder and supersedes any prior or contemporaneous agreement or representation, oral or written, by any of them regarding that escrow. A waiver, discharge, amendment or modification of this Agreement or any of its provisions will be valid and effective only if it is in writing and signed by or on behalf of each Party. Nothing in this Agreement, whether expressed or implied, is intended or should be construed to confer upon, or grant to, any person other than the Parties any rights, remedy, or claim pursuant to or by reason of this Agreement or any provision of it.

17. Notices. Every notice, request, demand, consent, approval or other communication required or permitted under this Agreement shall be in writing and will be effective and duly given either when hand delivered, when delivered by a nationally recognized overnight courier service, by facsimile machine, or on the fifth day after it is deposited in the United States mail (by registered or certified mail, postage prepaid, return receipt requested) addressed to the appropriate party as set forth below:

       If   to   the  Escrow  Chapman & Flanagan, Ltd.
       Agent:                 777 North Rainbow Blvd., Suite
                              390
                              Las Vegas, NV 89107
                              Facsimile: (702) 650-5667

       If to the Owners:      c/o PlayandWin Inc.
                              7050 Weston Road
                              Vaughan, ON L4L 8G7
                              Facsimile: (905) 850-5012

       If  to  PWIN or  PWIN  PlayandWin Inc.
       Canada:                7050 Weston Road
                              Vaughan, ON L4L 8G7
                              Facsimile: (905) 850-5012

                              With a copy to:

                              Chapman & Flanagan, Ltd.
                              777 North Rainbow Blvd., Suite
                              390
                              Las Vegas, NV 89107
                              Facsimile: (702) 650-5667

18. Choice of Law. The validity, interpretation, construction, and enforcement of this Agreement shall be controlled by the laws of the State of Nevada, without application of any conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

      Playandwin Canada Inc.                 PlayandWin, Inc.

By: /s/ Stewart Garner              By: /s/ Stewart Garner

Its: President                      Its: President

                                         Chapman & Flanagan, Ltd.

                                    By: Daniel G Chapman

                                    Its: Secretary

                             SCHEDULE "A"

                              THE OWNERS


                              Number of
                              Exchangeable
Name                          Shares Held    Full Release Date

Barnier, Cammie                    1,250      September 9, 2002
Bloovol, Marilyn H.                5,000      September 9, 2002
B-MAC Trading Inc.                23,572      September 9, 2002
Bone, Gerald                       7,492      September 9, 2002
Brady, Bob                         4,000      September 9, 2002
Buck, Darren                       4,000      September 9, 2002
Burgess, Neil R.H.                   500      September 9, 2002
Burgess, Paul D. H.                1,000      September 9, 2002
Carter, Gary W.                    1,892      September 9, 2002
Chapman, Kirsten                   6,500      September 9, 2002
Clementi, Gary S.                    500      September 9, 2002
Clements, Deron                    4,000      September 9, 2002
Colony Investments                40,000      September 9, 2002
Limited
Colony Investments Limited         5,715     September 24, 2002
Consular Investment              264,002      September 9, 2002
Corporation
Coulson, Hugh                      4,000      September 9, 2002
Day,  J. Richard                   4,000      September 9, 2002
Esquivel,  Paul                    4,500      September 9, 2002
Finley, John                       4,000      September 9, 2002
FMF Investment Group  S.A.        15,685      September 9, 2002
FMF Investments S.A.               2,858     September 24, 2002
Gamble, Wm. S.                     4,000      September 9, 2002
Garner, Robert                     9,000      September 9, 2002
Garner, Robert & Anna             13,250      September 9, 2002
Garner, Stewart                  110,500      September 9, 2002
Garvey, Baird                        500      September 9, 2002
Garvey, Paul & Carolyn             4,000      September 9, 2002
Greenstein, Joel                   4,000      September 9, 2002
Hapak, James R.                    2,500      September 9, 2002
Harper, Graham                     2,500      September 9, 2002
Hayward, Sheila & John             4,000      September 9, 2002
Ho, Yook-Ying                      5,000      September 9, 2002
Hunter, J. Stephen                 6,000      September 9, 2002
Hunter, Laura M.                   1,892      September 9, 2002
Hunter, Margaret C.                1,892      September 9, 2002
Hunter, Stephen                    1,892      September 9, 2002
Irwin, Lynda                         500      September 9, 2002
Jeffery, Martin                    1,000      September 9, 2002
K. Island Investments Ltd.         1,000      September 9, 2002
Kamula, Randy                        500      September 9, 2002
Kwan, Patrick                      1,000      September 9, 2002
MacCannell, Scott                  4,500      September 9, 2002
MacTavish, Bridget                 1,000      September 9, 2002
McLean, Bill                       1,000      September 9, 2002
Millar, R. K. R.                   2,000      September 9, 2002
Minerson, Peter H.                 2,500      September 9, 2002
O'Mahony, Paul                     1,500      September 9, 2002
Pearson, Sherry-Anne               4,500      September 9, 2002
Peneycad, W. A.                    2,500      September 9, 2002
Sinnott, Tom                      53,000      September 9, 2002
Smallwood, Ed                      1,000      September 9, 2002
Smith, Stewart                       500      September 9, 2002
Solomon, David S.                  1,000      September 9, 2002
Taunton Associates Ltd.           23,572      September 9, 2002
Thast, Robert L.                   4,000      September 9, 2002
Tradewinds Investments Ltd.       15,685      September 9, 2002
Walton, Dane                       2,858     September 24, 2002
Wolfe, Jamie                         750      September 9, 2002
TOTAL:                           701,257